Filed pursuant to Rule 424(b)(5)
No. 333-207466

PROSPECTUS SUPPLEMENT
(To prospectus dated October 16, 2015)

2,150,001 Shares of Common Stock
Warrants to Purchase up to 645,000 Shares of Common Stock

ChinaNet Online Holdings, Inc.

Common Stock
Warrants

We are offering to certain institutional investors, pursuant to this prospectus supplement and the accompanying base prospectus, up to an aggregate of 2,150,001 shares of our common stock, par value $0.001 per share, together with warrants, exercisable for a period of thirty (30) months commencing on the closing date, to purchase up to an aggregate of 645,000 shares of common stock. Each warrant entitles the investor to purchase 0.30 shares of our common stock for every share of common stock purchased by such investor in the offering. The purchase price for each share of common stock and the related warrants is $5.15. Each warrant has an exercise price of $6.60 per share. The common stock and the warrants will be issued separately but will be purchased together in the offering. This prospectus supplement also relates to the offering of shares of common stock upon the exercise, if any, of the warrants issued in this offering.

Our common stock is listed on The NASDAQ Capital Market under the symbol “CNET.” The last reported sale price of our common stock on January 11, 2018 was $6.38 per share. The warrants will not be listed on any national securities exchange.

INVESTING IN OUR SECURITIES INVOLVES RISKS, INCLUDING THOSE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT AND SET FORTH IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS.

FT Global Capital, Inc. acted as placement agent on this transaction. The placement agent is not purchasing or selling any securities nor is it required to arrange for the sale of any specific number or dollar amount of securities, but has agreed to use its best efforts to arrange for the sale of other securities offered by this prospectus supplement. We have agreed to pay the placement agent the placement agent fees set forth in the table below.

	Per Share	Total (2)
Offering Price	$5.15	$11,072,505.20
Placement Agent Fees (1)	$0.309	$664,350.31
Proceeds to Us, Before Expenses	$4.841	$10,408,154.89

(1)       See “Plan of Distribution” for additional disclosure regarding placement agent fees and estimated offering expenses. We will issue to the placement agent warrants to purchase 6% of the shares of common stock issued in this offering on substantially the same terms as the warrants sold in this offering, except that the placement agent warrants shall not be exercisable for a period of six months and one day after the closing date of this offering. The placement agent warrant and shares of common stock underlying such warrant are being registered herein.

(2)       Assumes maximum offering is completed.

We estimate the total expenses of this offering, excluding the placement agent’s fees, will be approximately $110,000.

We expect delivery of the common stock and warrants being sold in this offering to be made to the investors on or about January 17, 2018, against payment of immediately available funds. Because there is no minimum offering amount, the actual offering amount, placement agent fees and proceeds to us, if any, are not presently determinable and may be substantially less than the maximum amounts set forth above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Placement Agent

FT Global Capital, Inc.

The date of this prospectus supplement is January 12, 2018

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
SUMMARY	S-2
THE OFFERING	S-6
RISK FACTORS	S-7
FORWARD-LOOKING STATEMENTS	S-10
USE OF PROCEEDS	S-11
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY	S-11
CAPITALIZATION	S-12
DESCRIPTION OF SECURITIES	S-12
DILUTION	S-14
PLAN OF DISTRIBUTION	S-15
LEGAL MATTERS	S-16
EXPERTS	S-16
WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US	S-17
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-18

Base Prospectus

ABOUT THIS PROSPECTUS	1
ABOUT CNET PROSPECTUS	2
RISK FACTORS	3
NOTE REGARDING FORWARD LOOKING STATEMENTS	3
USE OF PROCEEDS	4
DILUTION	4
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK	4
DESCRIPTION OF WARRANTS	5
DESCRIPTION OF UNITS	8
PLAN OF DISTRIBUTION	9
LEGAL MATTERS	11
EXPERTS	11
INFORMATION INCORPORATED BY REFERENCE	11
WHERE YOU CAN FIND MORE INFORMATION	12

You should rely only on the information contained in this prospectus supplement and the accompanying base prospectus that we have authorized to be distributed to you, or information incorporated by reference herein. We have not, and the placement agent has not, authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit an offering of the common stock or possession or distribution of this prospectus supplement or the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying base prospectus applicable to that jurisdiction.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (File No. 333-207466) that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this “shelf” registration process, we may from time to time sell any combination of securities described in the accompanying base prospectus in one or more offerings up to a total of $50 million.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and warrants, including the price, the number of shares of common stock and warrants being offered, the risks relating to an investment in our common stock and the placement agent arrangements, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, which gives more general information, some of which, such as the descriptions of unissued securities other than our common stock and warrants, do not apply to this offering.

If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement and the accompanying base prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of any Current Report on Form 8-K into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act of 1934, as amended (the “Exchange Act”), or into this prospectus supplement or the accompanying base prospectus.

S-1

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying base prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying base prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying base prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

SUMMARY

The following summary may not contain all the information that may be important to you in making an investment in our securities. This prospectus supplement and accompanying base prospectus incorporate important business and financial information about us that is not included in, or delivered with, this prospectus supplement and the accompanying base prospectus. Before making an investment, you should read the entire prospectus supplement and the accompanying base prospectus carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC. This information is incorporated by reference into this prospectus supplement and the accompanying base prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.” Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus supplement, the terms “Company,” “we,” “us,” and “our” refer to ChinaNet Online Holdings, Inc. and its wholly-owned subsidiaries and consolidated entities. “China” and the “PRC” refer to the People’s Republic of China.

Our Business

We are a holding company that conducts our primary businesses through our PRC subsidiaries and operating entities (the “VIEs”). We primarily operate a one-stop services for our clients on our integrated service platform, primarily including Omni-channel precision advertising and marketing platform, CloudX with a data analysis management system. Our CloudX omni-channel precision advertising and marketing artificial intelligence platform, primarily consists of digital advertising and marketing portals, include internet and mobile, and our other non-digital advertising units, such as TV. We provide and monitor varieties of advertising and marketing campaigns through this service system which generates effective sales leads through the combination of the Internet, mobile, content and others, including TV and schemes,while coordinating search engine marketing services through this platform to maximize market exposure and effectiveness for our clients. Our data analysis management system is an information and data analysis portal for small and medium-sized enterprises (“SMEs”) or entrepreneurs who plan to start their own business, helping them for a higher survival and faster deal closing rate. It is built to further expand our service and data-link to assist our clients in developing their sales both online and offline, so that the overall service platform can create a traceable looped online to offline (O2O) ecosystem for our clients in their ground sales expansion throughout the cities in the PRC. During the past few years, we have been developing our SMEs intelligent operation and marketing data service applications, which consists of several online cloud technology based advertising and marketing, lead management, elite store management, client membership management and other administrative operational management tools specifically designed for small business in China to match their simplicity. We are intending to use these applications to create social community-based consumption ecosystem, by deploying our Big Data technologies and analyze both online and offline businesses’ operational and customers’ consumption data to help the SMEs improve their marketing efficiency and sales effectiveness with their target customers.

S-2

We derive our revenue principally by:

•	selling internet advertising space on our web portals and providing related data service and other value-added services to our clients through the internet advertising management systems and platforms developed and managed by us;

•	selling effective sales lead information;

•	providing search engine marketing services to increase the sales lead conversion rate for our clients’ business promotion on both mobile and PC searches; and

•	selling advertising time slots on our television shows.

In order to concentrate all resources on our core business, which is internet advertising, online to offline (O2O) sales channel expansion, precision marketing and the related data services, in the 4th quarter of 2015, we decided to exit our bank kiosk advertising and brand management and sales channel building services. During that time, we also committed to a plan to sell our internet advertising and marketing business operated under www.liansuo.com (“liansuo.com”), which is primarily aimed to serve larger SMEs through membership fees to continue the expansion of our core business as discussed above. We terminated our plan to sell liansuo.com in February 2017.

Excluding revenues generated and net loss incurred from discontinued operations for the years ended December 31, 2016 and 2015, we generated total revenues of US$34.8 million for the year ended December 31, 2016, compared with US$32.3 million in 2015, and incurred a net loss from continuing operations (before allocation to the non-controlling interest shareholders) of US$6.3 million in 2016, compared with a net loss from continuing operations (before allocation to the non-controlling interest shareholders) of US$7.7 million in 2015. Excluding approximately US$1.9 million and US$1.8 million of share-based compensation expenses recognized in relation to the restricted common stock and common stock purchase options granted to our management, employees and directors in September 2015 and December 2014, our adjusted net loss from continuing operations (before allocation to the non-controlling interest shareholders) was US$4.4 million and US$5.9 million, respectively, for the years ended December 31, 2016 and 2015, respectively. Loss from discontinued operations (i.e. brand management and sale channel building channel business segment) was approximately US$0.06 million and US$1.47 million for the years ended December 31, 2016 and 2015, respectively.

S-3

Intellectual Property

As of the date hereof, we have twenty-four software copyright certificates issued by the State Copyright Office of the PRC (“SCO”), including, but not limited to, software systems covering monitoring and management platforms on internet advertising effects, analysis systems on internet traffic statistics and internet user behavior, analysis systems on log-based visit hotspot and browsing trails and analysis systems on search engine marketing.

 With this intellectual property, we provide value-added services that are in demand by our clients and track end users to help our clients assess and adjust their marketing strategies and enhance the effectiveness and efficiency of their advertisements placed through our multi-channel advertising and marketing service platforms on both PC and mobile devices.

We increased, and plan to continue increasing, expenditures to enhance the safety of our hardware and server which we depend on to support our network and manage and monitor programs on the network. We also increased, and plan to continue increasing, investment in research and development as we continue to expand, optimize and enhance the technologies of our portal website, upgrade our advertising and internet management software and develop our cloud-computing and mobile based operational management tools for our SMEs clients.

Corporate Structure

We operate our business in the PRC through certain contractual agreements between Rise King Century Technology Development (Beijing) Co., Ltd. (“Rise King WFOE”) and Business Opportunity Online (Beijing) Network Technology Co., Ltd. (“Business Opportunity Online”) and Beijing CNET Online Advertising Co., Ltd. (“Beijing CNET Online”). Rise King WFOE is our indirect wholly-owned subsidiary that is a registered wholly foreign owned enterprise in the PRC. Business Opportunity Online and Beijing CNET Onlineare based in Beijing, PRC and owned by three Chinese citizens, including Mr. Handong Cheng, our chairman and chief executive officer, who owns a46% equity interest in both Business Opportunity Online and Beijing CNET Online.

Recent Developments

On January 2, 2018, we formed a strategic partnership with Wuxi Jingtum Network Technology, a People’s Republic of China company ("Jingtum" or "Jingtum Technology"), which is a blockchain ecology builder, and expanded our business into the blockchain industry and its related technology. Through this partnership, both companies will utilize their respective advantages and collaborate to jointly develop blockchain applications to build a credible, highly secured blockchain and transparent platform for business opportunities and transactions. To support this new partnership and advance our expansion into blockchain, on January 11, 2018, we appointed Mr. Zhongyi Liu as Chief Strategy Officer to head our blockchain strategy plan and related business development. We have been exploring the potential of blockchain for over a year and Mr. Liu has been advising us on blockchain for the past four months.

S-4

Through the contribution of underlying technologies in the blockchain, Jingtum Technology aims to develop a new generation of value-based internet technologies in China helping to upgrade from an information-based network to a value-based exchange network, establishing a credible ecology and promoting preparation as Chinese enterprises enter a new era of digital assets. Jingtum's system is a decentralized and ecologically interactive internet trading network based on blockchain technology. The system addresses data trust issues through cryptography and distributed coherency mechanisms while maintaining rich transactional and contractual features.

We believe that blockchain technology enjoys extremely large demand in applications for small and medium-sized enterprises including product traceability, product certification, disintermediation, customer identification, and brand communication. We believe that the most fundamental value and significance is that the enterprise brand and reputation can be converted into digital form and can help SMEs across the world build a new business ecosystem based on algorithmic trust andenter the global digital asset trading market for transactions and circulation.

Our Principal Executive Offices

Our executive offices are located at No. 3 Min Zhuang Road, Building 6,Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC. Our telephone number is +86-10-6084-6616. Our corporate website is at www.chinanet-online.com. Information contained on, or accessed through our website is not intended to constitute, and shall not be deemed to constitute, part of this prospectus supplement.

S-5

THE OFFERING

The Offering	Pursuant to this prospectus supplement and the accompanying prospectus, we are offering the following securities:

Common stock	Up to 2,150,001 shares of common stock, par value $0.001 per share, at a purchase price of $5.15 for each share of common stock and the related warrants described below.

Warrants	Warrants, exercisable for a period of thirty months commencing on the closing date, to purchase up to an aggregate of 645,000 shares of common stock, for an exercise price of $6.60 per share. Each warrant entitles the investor to purchase 0.30 shares of our common stock for every share of common stock purchased by such investor in the offering. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise, if any, of the warrants.

Common stock to be outstanding after this offering	16,132,543 shares, based on 13,982,542 shares of our common stock outstanding as of January 8, 2018 and excluding any shares of our common stock issuable upon exercise of outstanding warrants, preferred stock, options or other rights to purchase shares of our common stock, including the warrants to be issued in this offering.

Use of proceeds	We estimate that the net proceeds from this offering, after deducting placement agent fees and before offering expenses payable by us, will be approximately $10,408,000. We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-13.

Risk Factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including the section entitled “Risk Factors” beginning on page 21 of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Capital Market Symbol	CNET

Transfer Agent	Empire Stock Transfer, Inc.,1859 Whitney Mesa Dr., Henderson, Nevada 89014

Placement Agent	FT Global Capital, Inc.

S-6

RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. You should carefully consider the risk factors incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the other information contained in this prospectus supplement and accompanying base prospectus, as updated by our subsequent filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. If any other material risks of which we are unaware later occur or become material, our business, financial condition, and operating results, and the price of and trading market for our stock, could be materially harmed. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements.”

Risks Related to Our Entry into BlockChain Business

 We have an evolving business model.

As blockchain technologies become more widely available, we expect the services and products associated with them to evolve. As a result, to stay current with the industry, our business model may need to evolve as well. From time to time, we may modify aspects of our business model relating to our product mix and service offerings. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results.

Risks Related to this Offering

There is no minimum aggregate offering amount required as a condition to the closing of this offering and the actual amount of net proceeds we receive may be lower than we anticipate, which may have a material adverse effect on our business.

There is no minimum aggregate offering amount required as a condition to the closing of this offering. Accordingly, the actual amount of securities we sell may be less, and perhaps substantially less, than the maximum amount set forth on the cover page of this prospectus supplement. Likewise, the actual amount of net proceeds we receive may be substantially less than the amount set forth in this prospectus supplement under the caption “Use of Proceeds,” which is based upon an assumption that we sell the maximum amount of securities offered hereby. Any substantial shortfall in the amount of securities we sell in this offering compared to the maximum amount offered hereby could have a material adverse effect on our financial condition and liquidity.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Although we plan to use all of the net proceeds from this offering for working capital and general corporate purposes, our management still has broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

S-7

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on an offering price of $5.15 per share, after deducting estimated offering commissions and expenses, the net tangible book value of the common stock per share as of September 30, 2017 would have been $1.25 per share. If you purchase shares of common stock in this offering, you will suffer dilution of $3.90 per share in the net tangible book value of the common stock.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

After the completion of this offering, one stockholder will continue to own a large percentage of our outstanding stock and could significantly influence the outcome of our corporate matters.

Mr. Handong Cheng, our chairman, chief executive officer and president, through Rise King WFOE, which he controls, currently beneficially owns approximately 31.9% of our issued and outstanding common stock. Upon the completion of this offering, his ownership interest will decrease to approximately 26.6%. As a result, he, together with other major shareholders, will continue to maintain control over substantially all corporate actions and decisions that require stockholder approval, including the election of directors and approval of significant corporate transactions, such as mergers, consolidations or the sale of substantially all of our assets.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not generally restricted from issuing additional common stock, or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional common stock or preferred stock or securities convertible into, exchangeable for, or that represent the right to receive, common stock, or the exercise of such securities, could be substantially dilutive to holders of our common stock. The market price of our common stock could decline as a result of this offering, sales of our common stock made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of future offerings. Thus, our stockholders bear the risk of future offerings reducing the market price of our common stock and diluting their shareholdings in us.

S-8

We do not anticipate paying cash dividends on our common stock and investors in this offering may never obtain a return on their investment.

You should not rely on an investment in our common stock to provide dividend income, as we have not paid any cash dividends on our common stock to date, and do not plan to pay any cash dividends in the foreseeable future. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Our common stock is traded on the NASDAQ Capital Market. Although an active trading market exists for our common stock, there can be no assurance that an active trading market for our common stock will be sustained. Failure to maintain an active trading market for our common stock may adversely affect our shareholders’ ability to sell our common stock in short time periods, or at all. Our common stock has experienced, and may experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock.

The price of our common stock may be volatile or may decline, which may make it difficult for investors to resell shares of our common stock at prices they find attractive.

The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations could adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition, and, in particular, further deterioration of asset quality;

•	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	actions by institutional shareholders;

•	fluctuations in the stock price and operating results of our competitors;

•	general market conditions and, in particular, developments related to market conditions for the financial services industry;

•	proposed or adopted regulatory changes or developments;

•	anticipated or pending investigations, proceedings or litigation that involve or affect us; or

•	domestic and international economic factors unrelated to our performance.

S-9

The stock market has experienced significant volatility recently. As a result, the market price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate more than usual and cause significant price variations to occur. The trading price of the shares of our common stock and the value of our other securities will depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity related securities, and other factors identified below in “Forward-Looking Statements.”

Accordingly, the shares of our common stock that an investor purchases, whether in this offering or in the secondary market, may trade at a price lower than that at which they were purchased, and, similarly, the value of our other securities may decline. Current levels of market volatility are unprecedented. The capital and credit markets have been experiencing volatility and disruption for more than a year. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength.

A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.

There is no public market for the warrants.

There is no established public trading market for the warrants being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or automated quotation system. Without an active market, investors in this offering may be unable to readily sell the warrants.

The exercise price of the warrants exceeds the market price of our common stock.

Each warrant will have an exercise price of $6.60 per share of our common stock, which exceeds the current market price of one share of our common stock. If the market price of our common stock does not exceed the exercise price of the warrants during the period in which the warrants are exercisable, the warrants may not have any value.

The warrants may be dilutive to holders of our common stock.

The ownership interest of the existing holders of our common stock will be diluted to the extent the warrants are exercised. The shares of our common stock underlying the warrants represented approximately 3.8% of our common stock outstanding as of January 8, 2018 (assuming that the total shares of common stock outstanding includes the 2,150,001 offered pursuant to this prospectus supplement and the 645,000 shares of common stock issuable upon exercise of the warrants).

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties, known and unknown, that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,”“anticipates,”“intends,”“estimates,”“plans,”“believes,”“seeks,”“may,”“should,”“could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Any forward-looking statements are qualified in their entirety by reference to the risk factors described herein and those incorporated by reference in this prospectus supplement and the accompanying base prospectus or in any document incorporated by reference into this prospectus.

You should read this prospectus supplement and the accompanying base prospectus and the documents that we have incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus supplement and the accompanying base prospectus and any document incorporated herein or therein by reference is accurate as of its date only. Because the risk factors referred to above and in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016 could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement and the accompanying base prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

S-10

USE OF PROCEEDS

Assuming the maximum offering is completed, we estimate that the net proceeds from this offering will be approximately $10,296,005 after deducting the placement agent fees and estimated offering expenses.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock has been listed on The NASDAQ Capital Market under the symbol “CNET” since October 29, 2013.

On August 18, 2016, we filed a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of Nevada to effect a one-for-two and one-half (1 for 2.5) reverse stock split of our common stock, which became effective on August 19, 2016.

The following table shows the high and low closing sale prices for our common stock reported by The NASDAQ Capital Market for the two years ended December 31, 2017 and subsequent periods.

	High	Low
	(US$)
Fiscal Year Ended December 31, 2016
First Quarter	2.08	1.60
Second Quarter	1.75	1.18
Third Quarter	2.08	1.38
Fourth Quarter	1.71	0.97
Fiscal Year Ended December 31, 2017
First Quarter	1.02	1.33
Second Quarter	1.09	1.38
Third Quarter	0.92	1.17
Fourth Quarter	1.00	1.37
Fiscal Year Ended December 31, 2018
First Quarter (through January 11, 2018)	1.12	9.34

Dividend Policy

We have never paid any dividends and we plan to retain earnings, if any, for use in the development of our business.

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Under current PRC regulations, wholly foreign-owned enterprises and Sino-foreign equity joint ventures in the PRC may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, these foreign-invested enterprises are required to set aside certain amounts of their accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2017 on an actual basis and on an as adjusted basis to give effect to the sale by us of 2,150,001 shares of our common stock in this offering after deducting placement agent fees and estimated offering expenses payable by us. You should read this table in conjunction with our consolidated financial statements and the related notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information included in or incorporated by reference into this prospectus supplement and the accompanying base prospectus.

	As of September 30, 2017
	Actual	As Adjusted
	(unaudited)
Cash and Cash Equivalents	$1,234,000	$12,306,505
Total Current Liabilities	$9,330,000	$10,104,350
Stockholders’ Equity
Common stock ($0.001 par value; authorized 50,000,000 shares; issued and outstanding 12,340,542 shares at September 30, 2017)	12,000	14,000
Additional Paid in Capital	29,769,000	40,065,155
Statutory Reserve	2,607,000	2,607,000
Accumulated deficit	(14,325,000)	(14,325,000)
Accumulated other comprehensive income	1,504,000	1,504,000
Total Stockholders’ Equity	$19,567,000	$29,865,155
Total Capitalization	$29,140,000	$40,212,505

DESCRIPTION OF SECURITIES

We are offering to certain institutional investors, pursuant to this prospectus supplement and the accompanying prospectus, up to an aggregate of 2,150,001 shares of our common stock, together with the warrants. The purchase price for each share of common stock and the related warrants is $5.15. Each warrant has an exercise price of $6.60per share. The common stock and the warrants will be issued separately but will be purchased together in the offering. This prospectus supplement also relates to the offering of shares of common stock upon the exercise, if any, of the warrants issued in this offering.

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Common Stock

The material terms and provisions of our common stock are described in the section entitled “Description of the Securities We May Offer” in the accompanying prospectus. The shares of common stock issued in this offering will be, when issued and paid for in accordance with the securities purchase agreement, duly and validly authorized, issued and fully paid and non-assessable.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the form of warrant, which will be provided to the investors in this offering and will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC in connection with the consummation of this offering.

The warrants to be issued in this offering represent the right to purchase up to an aggregate of 2,150,001 shares of our common stock. Each warrant entitles the investor to purchase 0.30 shares of our common stock for every share of common stock purchased by such investor in the offering. The warrants are exercisable at the option of the holder for a thirty (30) month period following the closing date of this offering. Each warrant has an exercise price of $6.60 per share.

The exercise price of the warrants will be subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The holder will not have the right to exercise any portion of a warrant if the holder, together with its affiliates, would, subject to limited exceptions, beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after the exercise. The holder may elect to decrease or increase this beneficial ownership limitation up to 9.99% upon 61 days’ prior written notice to us. The warrants also contain “full ratchet” price protection in the event of subsequent issuances below the applicable exercise price.

The warrant holders must surrender payment in cash of the exercise price of the shares being acquired upon exercise of the warrants. If, however, we are unable to offer and sell the shares underlying the warrants pursuant to this prospectus supplement due to the ineffectiveness of the registration statement of which this prospectus supplement is a part, then the warrants may be exercised on a “cashless” basis.

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DILUTION

If you invest in our common stock and warrants in this offering, your interest will be diluted immediately to the extent of the difference between the offering price per share of common stock you will pay in this offering and the as adjusted net tangible book value per share of our common stock after giving effect to this offering. Our historical net tangible book value as of September 30, 2017 was $7,830,000, or $0.63 per share of common stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding on September 30, 2017.

After giving effect to the assumed sale of our common stock in the aggregate amount of $11,072,505 in this offering at an assumed offering price of $5.15 per share, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of September 30, 2017 would have been approximately $18,128,155, or $1.25 per share. This represents an immediate increase in as adjusted net tangible book value per share of $0.62 to existing stockholders and immediate dilution of $3.90 in as adjusted net tangible book value per share to new investors participating in this offering. The following table illustrates this per share dilution to investors participating in this offering:

Offering price per share		$5.15
Net tangible book value per share as of September 30, 2017	$0.63
Increase attributable to new investors	$0.62
As adjusted net tangible book value per share after this offering		$1.25
Dilution per share to new investors		$3.90

The above discussion and table are based on 12,340,542 shares of our common stock outstanding as of September 30, 2017 and excludes:

•	835,216 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2017, at a weighted average exercise price of $ 2.49 per share;

•	4,145,522 shares of common stock reserved for future issuance under our ChinaNet Online Holdings, Inc. 2015 Equity Incentive Plan as of September 30, 2017; and

•	645,000 shares underlying the warrants issuable in the offering.

To the extent that any options are exercised, new options are issued under our 2015 Equity Incentive Plan or we otherwise issue additional shares of common stock in the future at a price less than the offering price, there may be further dilution to new investors purchasing common stock in this offering.

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PLAN OF DISTRIBUTION

We have entered into a placement agency agreement, dated January 8, 2018, with FT Global Capital, Inc., pursuant to which FT Global Capital, Inc. agreed to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling any other securities offered by this prospectus supplement and the accompanying prospectus, nor is the placement agent required to arrange for the purchase or sale of any other specific number or dollar amount of securities, but has agreed to use its best efforts to arrange for the sale of all other securities being offered in this offering. We will enter into a securities purchase agreement directly with investors in connection with this offering.

We currently anticipate that the closing of this offering will take place on or about January 17, 2018. On the closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price of the shares of common stock and related warrants sold;

•	we will irrevocably instruct the transfer agent to deliver the shares of common stock, and we will deliver the warrants, to the investors; and

•	the placement agent will receive the placement agent fees in accordance with the terms of the placement agency agreement.

We have agreed to pay the placement agent an aggregate fee equal to six percent (6%) of the gross proceeds from the sale of the shares of common stock and related warrants in this offering. We have also agreed to reimburse the placement agent for certain expenses, including $15,000 for fees and expenses related to “blue sky” counsel and $25,000 for additional legal expenses.

We have agreed to issue to the placement agent a warrant to purchase a number of shares of common stock equal to 6.0% of the aggregate number of shares of common stock sold in this offering, which warrant will have an exercise price of $6.60 per share and will terminate on the three-year anniversary of the effective date of the offering. The placement agent warrants will have substantially the same terms as the warrants being sold in the offering. Pursuant to FINRA Rule 5110(g), the placement agent warrants and any shares issued upon exercise of the placement agent warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period. In addition, the placement agent warrants shall not be exercisable for a period of six months and one day after the closing date of this offering.

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We have also agreed to a 6-month tail fee equal to the cash compensation in this offering if any investor either introduced to us during the term of its engagement or that participated in the offering provides us with further capital during such 6-month period following termination of our engagement with the placement agent.

The estimated offering expenses payable by us, in addition to the aggregate fees and expenses of approximately $704,350 due to the placement agent, are approximately $70,000.

We have agreed to indemnify the placement agent and certain other persons against certain liabilities relating to or arising out of the placement agent’s activities under the placement agency agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

The transfer agent for our common stock is Empire Stock Transfer, Inc.

Our common stock is traded on The NASDAQ Capital Market under the symbol “CNET.” The warrants are not eligible for trading on any market.

The purchase price per share of common stock and the exercise price for the warrants were determined based on negotiations with the investors and discussions with the placement agent.

The placement agency agreement and the securities purchase agreement will be included as exhibits to our Current Report on Form 8-K that we will file with the SEC in connection with the consummation of this offering.

LEGAL MATTERS

Certain legal matters governed by the laws of the State of New York and the State of Nevada with respect to the validity of the offered securities will be passed upon for us by Loeb & Loeb LLP, New York, New York. Schiff Hardin LLP, Washington, DC is acting as counsel for the placement agent in this offering.

EXPERTS

The consolidated balance sheets of ChinaNet Online Holdings, Inc. and subsidiaries as of December 31, 2016 and 2015 and the related consolidated statements of operations and comprehensive loss, and cash flows for the years then ended are incorporated in this prospectus supplement by reference to the Company’s Annual Report on Form 10-K, which have been audited by Marcum Bernstein & Pinchuk LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

S-16

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus supplement and the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus supplement and the accompanying base prospectus are delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement and the accompanying base prospectus but not delivered with the prospectus supplement and the accompanying base prospectus. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o ChinaNet Online Holdings, Inc., at the Company’s office located at No. 3 Min Zhuang Road, Building 6,Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC. The Company’s telephone number is +86-10-6084-6616.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.chinanet-online.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room
100 F Street N.E.
Washington, DC 20549

Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

S-17

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus supplement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

•	Current Reports on Form 8-K, filed on June 19, 2017, August 16, 2017, December 8, 2017 and January 11, 2018;

•	Definitive Information Statement on Schedule 14A filed on April 28, 2017; and

•	The description of our common stock set forth in our Registration Statement on Form 8-A (Registration No. 333-34647) filed with the SEC on March 2, 2010, including any amendments thereto or reports filed for the purpose of updating such description.

All documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the filing of this prospectus supplement (other than current reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K), prior to the termination of this offering, shall be deemed to be incorporated by reference herein and to be part of this prospectus supplement from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-18

PROSPECTUS

CHINANET ONLINE HOLDINGS, INC.

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

We may, from time to time in one or more offerings, offer and sell up to $50,000,000 in the aggregate of common stock, preferred stock, warrants to purchase common stock or preferred stock, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on The Nasdaq Capital Market under the symbol “CNET.” On October 12, 2015, the last reported sale price for our common stock was $0.94 per share. As of that date, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $16,617,487 based on 29,580,130 shares of our outstanding common stock, of which approximately 17,678,178 shares were held by non-affiliates. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock in any 12-month period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 29, 2015.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock, preferred stock or warrants to purchase common stock or preferred stock, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $50,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “CNET,” “we,” “us,” “our,” “the Company” or similar words refer to ChinaNet Online Holdings, Inc., together with our subsidiaries.

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ABOUT CNET

Overview

We are a holding company that conducts our primary businesses through our PRC subsidiary and operating entities (the “VIEs”). We are one of China’s leading business-to-businesses (“B2B”), fully integrated Internet technology company providing online-to-offline (O2O) sales channel expansion services for small and medium-sized enterprises (“SMEs”) and entrepreneurial management and networking services for entrepreneurs in the People's Republic of China. Our services were founded on proprietary internet and advertising technologies that include (i) preparing and publishing rich media enabled advertising and marketing campaigns for clients on the Internet, mobile phone, television and other valued added communication channels, (ii) hosting mini-sites with online messaging and consulting functionalities, (iii) generating effective sales leads, (iv) providing search engine marketing services; and (v) providing online management tools to help SMEs manage the expansion of their sales networks. Our goal is to strengthen our position as the leading diversified one-stop O2O sales channel expansion services provider to SMEs and entrepreneurial management and networking services for entrepreneurs in China. We expect to grow from a business opportunities platform to a comprehensive one on one digital advertising and marketing services provider with a total solution for the business to business to customer (“B2b2c”) ecosystem, helping businesses expand sales and customers through mobile and Internet.

We primarily operate a one-stop services for our clients on our integrated service platforms, primarily including multi-channel advertising and promotion platform, brand management and sales channel building platform and management tools platform. Our multi-channel advertising and promotion platform primarily consists of internet advertising and marketing portals, including www.28.com (“28.com”), www.liansuo.com (“liansuo.com”) and www.sooe.cn (“sooe.cn”), ChinaNet TV as our TV production and advertising unit and the bank kiosk advertising unit. We provide varieties of marketing campaigns through this platform by the combination of the Internet, mobile, television, bank kiosks and printed-medias to maximize market exposure and effectiveness for our clients. Our band management and sales channel building platform consists of our brand consulting and management service and offline sales channel expansion service, which is to physically help small businesses to recruit dealers, wholesalers, partners or franchisees based on their business needs. Management tools platform consists of a mobile-based sales and administrative management tools specifically designed for small business in China to match their simplicity.

We derive our revenue principally by:

●	selling internet advertising space on our website portals and effective sales lead information;

●	selling value-added technical services to our clients through the internet advertising management systems and platforms developed and managed by us;

●	providing search engine marketing services to increase the sales lead conversion rate for our clients’ business promotion on both mobile and PC searches;

●	selling advertising time slots on our television shows and on our installed bank kiosks; and

●	providing brand management and sales channel building services to a certain group of clients.

The five largest industries in terms of revenue in which our advertising and marketing clients operate are (1) food and beverage, (2) cosmetics and health care, (3) footwear, apparel and garments, (4) environmental protection equipment, and (5) home goods and construction materials.

Corporate Information

We were incorporated in the State of Texas in April 2006 and re-domiciled to become a Nevada corporation in October 2006. From the date of our incorporation until June 26, 2009, when we consummated a share exchange, our business development activities were primarily concentrated in web server access and company branding in hosting web based e-games.

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Our wholly owned subsidiary, China Net Online Media Group Limited, was incorporated in the British Virgin Islands on August 13, 2007 (“China Net BVI”). On April 11, 2008, China Net BVI became the parent holding company of a group of companies comprised of CNET Online Technology Limited, a Hong Kong company (“China Net HK”), which established, and is the parent company of, Rise King Century Technology Development (Beijing) Co., Ltd., a wholly foreign-owned enterprise (“WFOE”) established in the People's Republic of China (“Rise King WFOE”).

Our principal executive offices are located at No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC. Our telephone number at this address is (86 10) 69005520 and our fax number is (86 10) 88857816. For more information, see www.chinanet-online.com. We make available free of charge through our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed distribution channels, projected sales growth, proposed new products, estimated future revenues, cash flows and profitability, projected costs, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds, we intend to invest the proceeds in investment-grade, interest-bearing securities.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;
•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation and our bylaws, as amended, that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by Nevada law. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our articles of incorporation and bylaws, as in effect at the time of any offering of securities under this prospectus. For information on how to obtain copies of our articles of incorporation and bylaws, see “Where You Can Find More Information.”

Common Stock

We have 50,000,000 authorized shares of common stock, $.001 par value per share, of which 13,982,542 shares of common stock are issued and outstanding as of the date of this prospectus. Each holder of shares of common stock is entitled to one vote per share at stockholders’ meetings. Our articles of incorporation do not provide for cumulative voting for the election of directors. Holders of shares of common stock are entitled to receive, pro rata, such dividends as may be declared by the board of directors out of funds legally available therefor, and are also entitled to share, pro rata, in any other distributions to the stockholders. Upon any liquidation, dissolution or winding-up, holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of shares of common stock do not have any preemptive rights or other rights to subscribe for additional shares. The outstanding shares of common stock are paid for, fully paid and non-assessable.

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Securities Exchange Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “CNET.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer.

Preferred Stock

As of the date of this prospectus, our articles of incorporation authorize us to issue 20,000,000 shares of preferred stock, par value $0.001 per share, none of which is currently designated or outstanding. Pursuant to our articles of incorporation, our board of directors has the authority to provide for the issuance, in one or more series, of our authorized preferred stock and to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of our preferred stock. The rights, privileges, preferences and restrictions of any such series of our preferred stock may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of preferred stock or common stock. The issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting power of holders of our common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

The particular terms of each class or series of preferred stock that we may offer under this prospectus, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. The rights, preferences, privileges and restrictions of any series of preferred stock that we may offer under this prospectus will be set forth in the particular articles supplementary that we would file with the State of Nevada. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of any articles supplementary that describe the terms of the series of preferred stock we may offer before the issuance of the related series of preferred stock. The applicable prospectus supplement will specify the terms of the series of preferred stock we may offer, including, but not limited to:

•	the distinctive designation and the maximum number of shares in the series;
•	the number of shares we are offering and purchase price per share;
•	the liquidation preference, if any;
•	the terms on which dividends, if any, will be paid;
•	the voting rights, if any, of the shares of the series;
•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;
•	the terms on which the shares may be redeemed, if at all;
•	any listing of the preferred stock on any securities exchange or market;
•	a discussion of any material United States federal income tax considerations applicable to the preferred stock; and
•	any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.

The description of preferred stock above and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to the applicable articles supplementary for complete information.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of common stock or preferred stock. Warrants may be offered independently or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

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We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant and/or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;
•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;
•	the price at which the securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	the terms of any rights to redeem or call the warrants;
•	United States federal income tax consequences of holding or exercising the warrants, if material; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of shares of common stock or preferred stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the common stock or preferred stock purchasable upon exercise, if any.

Outstanding Warrants

As of the date of this prospectus, there were no outstanding warrants to purchase shares of our common stock.

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DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of shares of common stock or preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock and Preferred Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

We may enter into unit agreements with a unit agent. Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time:

•	through agents;
•	to or through underwriters;
•	through brokers or dealers;
•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	directly by us to purchasers, including through a specific bidding, auction or other process; or
•	through a combination of any of these methods of sale.

The applicable prospectus supplement will contain the terms of the transaction, the name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any such agent will use its commercially reasonable efforts to solicit purchases for the period of its appointment or to sell securities on a continuing basis. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. Accordingly, any commission, discount or concession received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and us. No period of time has been fixed within which the securities will be offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

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Offers to purchase securities may be solicited directly by us, and the sale thereof may be made by us, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on The Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The Nasdaq Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Loeb & Loeb LLP, New York, New York. If the validity of any securities is also passed upon by counsel for any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of Marcum Bernstein & Pinchuk LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act (File No. 001-34647):

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on April 15, 2015;

•	the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2015, filed with the SEC on August 14, 2015;

•	the Company’s Current Reports on Form 8-K, filed with the SEC on April 17, 2015, May 7, 2015, May 19, 2015, May 28, 2015, June 29, 2015, August 18, 2015 and September 9, 2015;

•	the Company’s Registration Statement on Form 8-A (Registration No. 001-34647) filed with the SEC on September 13, 2010, pursuant to Section 12 of the Securities Exchange Act of 1934, together with any amendments or reports filed for the purpose of updating such description;

•	the Company’s Registration Statement on Form 8-A (Registration No. 001-34647) filed with the SEC on March 2, 2010, pursuant to Section 12 of the Securities Exchange Act of 1934, together with any amendments or reports filed for the purpose of updating such description; and

•	the Company’s Registration Statement on Form 8-A (Registration No. 001-52672) filed with the SEC on June 5, 2007, pursuant to Section 12 of the Securities Exchange Act of 1934, together with any amendments or reports filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K, or portions thereof, furnished under Item 2.02 or 7.01 of Form 8-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

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WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may inspect, read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the SEC.

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2,150,001 Shares of Common Stock

Warrants to Purchase up to 645,000 Shares of Common Stock

ChinaNet Online Holdings, Inc.

Common Stock
Warrants

PROSPECTUS SUPPLEMENT

Placement Agent

FT Global Capital, Inc.